                                                                      Exhibit 21

                       SUBSIDIARIES OF ABBOTT LABORATORIES

         The following is a list of subsidiaries of Abbott Laboratories. Abbott Laboratories is not a subsidiary of any other corporation. Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories' subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries                                         Incorporation
---------------------                                         -------------
Abbott Bioresearch Center, Inc.                               Delaware

Abbott Cardiovascular Inc.                                    Delaware

Abbott Chemicals Plant, Inc.                                  Puerto Rico

Abbott Equity Investments LLC                                 Delaware

Abbott Exchange Inc.                                          Delaware

Abbott Fermentation Products                                  Puerto Rico
de Puerto Rico, Inc.

Abbott Health Products, Inc.                                  Delaware

Abbott Home Infusion Services of                              New York
New York, Inc.

Abbott International Ltd.                                     Delaware

Abbott International Ltd.                                     Puerto Rico
of Puerto Rico

Abbott Investment Holding                                     Delaware
Company, LLC

Abbott Laboratories Inc.                                      Delaware

Abbott Laboratories                                           Illinois
International Co.

Abbott Laboratories Pacific Ltd.                              Illinois

Abbott Laboratories (Puerto Rico)                             Puerto Rico
Incorporated

Abbott Laboratories                                           Delaware
Purchasing Company, LLC


Abbott Laboratories Residential
Development Fund, Inc.                                        Illinois

Abbott Laboratories Services Corp.                            Illinois

Abbott Management Corporation                                 Delaware

Abbott Pharmaceutical Corporation                             Delaware

Abbott Trading Company, Inc.                                  Virgin Islands

Abbott Universal Ltd.                                         Delaware

CG Nutritionals, Inc.                                         Delaware

CMM Transportation, Inc.                                      Delaware

IMTC Technologies, Inc.                                       Delaware

Knoll Pharmaceutical Company                                  New Jersey

Murex Diagnostics, Inc.                                       Delaware

North Shore Properties, Inc.                                  Delaware

Oximetrix, Inc.                                               Delaware

Perclose, Inc.                                                Delaware

Solartek Products, Inc.                                       Delaware

Sorenson Research Co., Inc.                                   Utah

Swan-Myers, Incorporated                                      Indiana

TAP Finance Inc.                                              Delaware          50%**

TAP Pharmaceuticals Inc.                                      Delaware          50%***

TAP Pharmaceutical Products Inc.                              Delaware          50%

Tobal Products Incorporated                                   Illinois

Vysis, Inc.                                                   Delaware


--------------------------------------------------------------------------------

** TAP Finance Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.
*** TAP Pharmaceuticals Inc. is a wholly-owned subsidiary of TAP Pharmaceutical Products Inc.

                                                              Country
                                                              in Which
Foreign Subsidiaries                                          Organized
--------------------                                          ---------
Abbott Laboratories Argentina, S.A.                           Argentina

Abbott Australasia Pty. Limited                               Australia

Abbott Australia Holdings (Pty) Ltd.                          Australia

Abbott Laboratories Executive                                 Australia
Superannuation Pty. Limited

Abbott Laboratories                                           Australia
Superannuation Pty. Limited

Knoll Australia Pty. Ltd.                                     Australia

Abbott Gesellschaft m.b.H.                                    Austria

Abbott Hospitals de Costa Rica Ltd.                           Bahamas

Abbott Hospitals Limited                                      Bahamas

Abbott Laboratories de Costa Rica Ltd.                        Bahamas

Abbott Laboratories (Bangladesh) Ltd.                         Bangladesh        85%

Murex Diagnostics International, Inc.                         Barbados

Abbott, S.A.                                                  Belgium

Abbott Belgian Pension Fund A.S.B.L.                          Belgium

Abbott Ireland                                                Bermuda

Abbott Biotechnology Ltd.                                     Bermuda

Abbott Laboratories (Bermuda) Ltd.                            Bermuda

Abbott Laboratorios do Brasil Ltda.                           Brazil

Abbott Laboratories, Limited                                  Canada

International Murex                                           Canada
Technologies Corporation

Abbott Laboratories de Chile                                  Chile
Limitada


Shanghai Abbott Pharmaceutical Co., Ltd.                      China             75%*

Abbott Laboratories de Colombia, S.A.                         Colombia

Abbott Laboratories s.r.o.                                    Czech Republic

Abbott Laboratories A/S                                       Denmark

Abbott Laboratorios del Ecuador Cia. Ltda.                    Ecuador

Abbott Limited Egypt                                          Egypt

Abbott, S.A. de C.V.                                          El Salvador

Abbott Equity Holdings Ltd.                                   England

Abbott Investments Limited                                    England

Abbott Laboratories Limited                                   England

Abbott (UK) Finance Limited                                   England

Abbott (UK) Holdings Limited                                  England

Abbott Laboratories Trustee                                   England
Company Limited

Abbott Vascular Devices Limited                               England

Abbott Vascular Devices (2) Limited                           England

IMTC Holdings (UK) Limited                                    England

Knoll Ltd.                                                    England

Knoll Pharma Ltd.                                             England

Knoll Pharmaceuticals Company Ltd.                            England

Lupharma UK Holding One Limited                               England

MediSense Britain Limited                                     England

MediSense Contract Manufacturing Limited                      England

MediSense UK Limited                                          England


--------------------------------------------------------------------------------
*    Shanghai Abbott Pharmaceutical Co., Ltd. is 75% owned by Abbott
     Laboratories Ltd. (Hong Kong)


Murex Biotech Limited (UK)                                    England

Murex Biotech (UK) Limited                                    England

Abbott OY                                                     Finland

Abbott France S.A.S.                                          France

Alcyon Analyzer SAS                                           France

Knoll Sante Active S.A.                                       France

Abbott Holding G.m.b.H.                                       Germany

Abbott G.m.b.H. & Co. KG                                      Germany

Abbott Diagnostics G.m.b.H                                    Germany

Abbott Management GmbH                                        Germany

GAG Aktiengesellschaft fur Wohnungs-                          Germany

Heidelberg Innovation GmbH                                    Germany

Heidelberg Innovation GmbH & Co.                              Germany

S.T.E.P. Personalentwicklungs-                                Germany
gesellschaft mbH

Abbott Laboratories (Hellas) S.A.                             Greece

Abbott Grenada Limited                                        Grenada

Abbott Laboratorios, S.A.                                     Guatemala

Abbott Laboratories Limited                                   Hong Kong

Abbott Laboratories (Hungary) Ltd.                            Hungary

Abind Healthcare Private Limited                              India

Abbott India Limited                                          India             58.2%

Lenbrook Pharmaceuticals Ltd.                                 India

P. T. Abbott Indonesia                                        Indonesia         99.99%


Abbott Laboratories, Ireland,                                 Ireland
Limited

Abbott Ireland Ltd.                                           Ireland

Abbott Vascular Devices Ireland Limited                       Ireland

BiodivYsio Limited                                            Ireland

Murex Medical Research Limited                                Isle of Mann

Technology License Company Limited                            Isle of Mann

Abbott S.p.A.                                                 Italy

Autonomous Employee Welfare Fund for                          Italy
Abbott S.p.A. Dirigenti

Abbott West Indies Limited                                    Jamaica           51%

Consolidated Laboratories Limited                             Jamaica

Abbott Japan K.K.                                             Japan

Dainabot Co., Ltd.                                            Japan             82%

Hokuriku Seiyaku Co., Ltd.                                    Japan

Knoll Japan KK                                                Japan

Tofuku Shoii K.K.                                             Japan

Abbott Korea Limited                                          Korea

Abbott Middle East S.A.R.L.                                   Lebanon

Abbott Laboratories                                           Malaysia
(Malaysia) Sdn. Bhd.

Abbott Laboratories de                                        Mexico
Mexico, S.A. de C.V.

Abbott Logistics B.V.                                         The Netherlands

Abbott B.V.                                                   The Netherlands

Abbott Laboratories B.V.                                      The Netherlands



Abbott Finance B.V.                                           The Netherlands

Abbott Holdings B.V.                                          The Netherlands

Knoll B.V.                                                    The Netherlands

MediSense Europe B.V.                                         The Netherlands

IMTC Holdings B.V.                                            The Netherlands

IMTC Finance B.V.                                             The Netherlands

Abbott Laboratories (N.Z.) Limited                            New Zealand

Abbott Norge AS                                               Norway

Abbott Laboratories (Pakistan) Limited                        Pakistan          83.42%

Abbott Laboratories, C.A.                                     Panama

Abbott Overseas, S.A.                                         Panama

Abbott Laboratorios S.A.                                      Peru

Abbott Laboratories (Philippines)                             Philippines

Knoll Philippines, Inc.                                       Philippines

Abbott Laboratories Sp. z.o.o.                                Poland

Abbott Laboratorios, Limitada                                 Portugal

Abbottfarma - Promocao de Produtos                            Portugal
Farmaceuticos, Limitada

Abbott Laboratories (Singapore)                               Singapore
Private Limited

Abbott Laboratories Slovakia s.r.o.                           Slovakia

Abbott Laboratories South Africa                              South Africa
(Pty.) Limited

Knoll Pharmaceuticals South Africa                            South Africa
Pty. Ltd.

Abbott Laboratories, S.A.                                     Spain



Abbott Cientifica, S.A.                                       Spain

Bioresearch S.A.                                              Spain

Murex Diagnosticos, S.A.                                      Spain

Liade S.A.                                                    Spain

Abbott Scandinavia A.B.                                       Sweden

Abbott A.G.                                                   Switzerland

Abbott Laboratories S.A.                                      Switzerland

Abbott Finance Company S.A.                                   Switzerland

Knoll AG                                                      Switzerland

Knoll Bio-Research S.A.                                       Switzerland

Abbott Laboratories Limited                                   Thailand

Abbott Laboratuarlari Ithalat Ihracat                         Turkey
Ve Tecaret Limited Sirketi

Abbott Laboratories Uruguay Limitada                          Uruguay

Abbott Laboratories, C.A.                                     Venezuela